      As filed with the Securities and Exchange Commission on June 28, 1996
                                                     Registration No. 333-______
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ___________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ___________________

                          PACIFIC GREYSTONE CORPORATION
             (Exact name of registrant as specified in its charter)
                               ___________________

                 Delaware                               95-4337490
      (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                Identification No.)

        6767 Forest Lawn Drive, Suite 300, Los Angeles, California 90068
                    (Address of principal executive offices)

                              AMENDED AND RESTATED
                    1995 ELIGIBLE DIRECTORS STOCK OPTION PLAN
                            (Full title of the plan)

                               ___________________

                             ROBERT W. GARCIN, ESQ.
                          PACIFIC GREYSTONE CORPORATION
                       6767 Forest Lawn Drive, Suite 300
                          Los Angeles, California 90068
                     (Name and address of agent for service)

                               ___________________

  Telephone number, including area code, of agent for service:  (213) 436-6300
                               ___________________

                                    Copy to:
                            Richard A. Boehmer, Esq.
                              O'Melveny & Myers LLP
                        400 South Hope Street, Suite 1500
                         Los Angeles, California  90071

                        CALCULATION  OF REGISTRATION  FEE
- --------------------------------------------------------------------------------
                                    Proposed       Proposed
                                    maximum        maximum
Title of               Amount       offering       aggregate       Amount of
securities             to be        price          offering        registration
to be registered       registered   per unit       price           fee
- --------------------------------------------------------------------------------
Common Stock, $.01     75,000(1)    $11.6875(2)    $876,562.50(2)  $302.26(2)
par value              shares
- --------------------------------------------------------------------------------
(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 25, 1996 as reported on the New York Stock Exchange and published in the Western Edition of the Wall Street Journal.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


          The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents of Pacific Greystone Corporation (the "Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

     (b) The Company's Quarterly Report on Form 10-Q for the period ending March 31, 1996; and

     (c) The description of the Company's Common Stock contained in its Form 8-A, dated June 20, 1996 and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Delaware law provides for the indemnification of officers and directors in terms sufficiently broad to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Pursuant to Section 145 of the Delaware General Corporation Law, a corporation may indemnify an officer or director if that person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal actions or proceedings, had no reason to believe the conduct was unlawful.

          The Company has adopted provisions in its Bylaws which limit the liability of its directors and officers to the fullest extent permitted by Delaware law. The Company will indemnify its directors and officers for claims against them arising out of their duties as directors or officers of the Company. Such indemnification includes any judgments, fines and amounts paid in settlement actually or reasonably incurred by a director or officer, provided such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. The Company may also advance expenses (including attorneys' fees) to its directors and officers relating to such claims. The Company has purchased and maintains insurance covering any liabilities asserted against and incurred by its directors and officers acting in such capacities, whether or not the Company would have the power or obligation to indemnify such directors or officers under its Bylaws.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.


ITEM 8.   EXHIBITS

          See the attached Exhibit Index.


ITEM 9.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                         (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 25th day of June, 1996.

                                  PACIFIC GREYSTONE CORPORATION




                                  By:    /s/  Jack R. Harter
                                       ---------------------------
                                       Jack R. Harter
                                       Chairman, President and
                                       Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE              TITLE                            DATE
         ---------              -----                            ----





/s/ Jack R. Harter              Chairman, President and          June 25, 1996
- -------------------------       Chief Executive Officer
    Jack R. Harter              (Principal Executive Officer)



/s/ Antonio B. Mon              Vice Chairman and Chief          June 25, 1996
- -------------------------       Financial Officer
    Antonio B. Mon              (Principal Financial
                                Officer)

/s/ Bruce E. Gross              Vice President and               June 25, 1996
- -------------------------       Controller (Principal
    Bruce E. Gross              Accounting Officer)


/s/ Sidney Lapidus              Director                         June 25, 1996
- -------------------------
    Sidney Lapidus


/s/ Reuben S. Leibowitz         Director                         June 25, 1996
- -------------------------
    Reuben S. Leibowitz


/s/ John D. Santoleri           Director                         June 25, 1996
- -------------------------
    John D. Santoleri



/s/ David Kaplan                Director                         June 25, 1996
- -------------------------
    David Kaplan

                                  EXHIBIT INDEX


Exhibit
Number                     Description
- -------                    -----------

4              Amended and Restated Pacific
               Greystone Corporation 1995 Eligible
               Directors Stock Option Plan

5.             Opinion of O'Melveny & Myers LLP
               (opinion re legality).

23.1           Consent of Independent Public
               Accountants.

23.2           Consent of Counsel (included in
               Exhibit 5).